Exhibit 12a

PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
EARNINGS TO FIXED CHARGES
(Dollars in Thousands)


                                                                Year Ended December 31
                                            12 Months Ending    ---------------------------------------------------
                                          September 30, 1994       1993       1992       1991       1990       1989
                                          ------------------    ---------------------------------------------------
EARNINGS AVAILABLE FOR FIXED CHARGES
  Pre-tax income:
    Net income per statement of income              $118,587   $138,327   $135,720   $132,777   $132,343   $117,749
    Federal income taxes                              77,936     83,970     72,449     56,180     64,094     50,456
    Federal income taxes charged to
      other income - net                                 810       (382)    (2,106)    (2,267)        12    (28,743)
    Undistributed (earnings) or losses
      of less-than-fifty-percent-owned
       entities                                           --         --       (567)       (16)      (114)       (45)
                                                     -------    ---------------------------------------------------
      Total                                         $197,333   $221,915   $205,496   $186,674   $196,335   $139,417

  Fixed charges:
    Interest on long-term debt                      $ 84,143   $ 86,030   $ 89,509   $ 84,791   $ 81,766   $ 81,593
    Other interest                                     5,051      3,542     10,477      6,384      8,368      7,096
    Portion of rentals representative
      of the interest factor                           3,881      3,937      4,474      4,463      4,388      4,505
                                                     -------    ---------------------------------------------------
      Total                                         $ 93,075   $ 93,509   $104,460   $ 95,638   $ 94,522   $ 93,194

  Earnings available for
    fixed charges                                   $290,408   $315,424   $309,956   $282,312   $290,857   $232,611
                                                     ==============================================================
RATIO OF EARNINGS TO FIXED CHARGES                     3.12x      3.37x      2.97x      2.95x      3.08x      2.50x

Exhibit 12b
Page 1

PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                                  (Dollars in Thousands)


                                                               Year Ended December 31
                                            12 Months Ending   ----------------------------------------------------
                                          September 30, 1994       1993       1992       1991       1990       1989
                                          ------------------   ----------------------------------------------------
EARNINGS AVAILABLE FOR COMBINED FIXED
CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

  Pretax Income:
    Net Income per statement
      of income                                     $118,587   $138,327   $135,720   $132,777   $132,343   $117,749
    Federal income taxes                              77,936     83,970     72,449     56,180     64,094     50,456
    Federal income taxes charged to
      other income - net                                 810       (382)    (2,106)    (2,267)        12    (28,743)
                                                     -------    ---------------------------------------------------
      Subtotal                                       197,333    221,915    206,063    186,690    196,449    139,462
  Undistributed (earnings) or losses
  of less-than-fifty-percent-owned
  entities                                                --         --       (567)       (16)      (114)       (45)
                                                     -------    ---------------------------------------------------
      Total                                         $197,333   $221,915   $205,496   $186,674   $196,335   $139,417

  Fixed charges:
    Interest on long-term debt                      $ 84,143   $ 86,030   $ 89,509   $ 84,791   $ 81,766   $ 81,593
    Other interest                                     5,051      3,542     10,477      6,384      8,368      7,096
    Portion of rentals representative
      of the interest factor                           3,881      3,937      4,474      4,463      4,388      4,505
                                                     -------    ---------------------------------------------------
      Total                                         $ 93,075   $ 93,509   $104,460   $ 95,638   $ 94,522   $ 93,194

Earnings available for combined
fixed charges and preferred
dividend requirements                               $290,408   $315,424   $309,956   $282,312   $290,857   $232,611
                                                     =======    ===================================================

Exhibit 12b
Page 2


PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(Dollars in Thousands)


                                                               Year Ended December 31
                                            12 Months Ending   ----------------------------------------------------
                                          September 30, 1994       1993       1992       1991       1990       1989
                                          ------------------   ----------------------------------------------------
DIVIDEND REQUIREMENT:
  Fixed charges above                               $ 93,075   $ 93,509   $104,460   $ 95,638   $ 94,522   $ 93,194
  Preferred dividend requirements                     26,037     26,378     21,080     14,115     18,399     15,850
                                                     -------    ---------------------------------------------------
      Total                                         $119,112   $119,887   $125,540   $109,753   $112,921   $109,044
                                                     =======    ===================================================
RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS                  2.44x      2.63x      2.47x      2.57x      2.58x      2.13x

COMPUTATION OF PREFERRED DIVIDEND
REQUIREMENTS:
  (a) Pre-tax income                                $197,333   $221,915   $206,063   $186,690   $196,449   $139,462
  (b) Net income                                    $118,587   $138,327   $135,720   $132,777   $132,343   $117,749
  (c) Ratio of (a) to (b)                             1.6640     1.6043     1.5183     1.4060     1.4844     1.1844
  (d) Preferred dividends                           $ 15,647   $ 16,442   $ 13,884   $ 10,039   $ 12,395   $ 13,382
  Preferred dividend requirements
    [(d) multiplied by (c)]                         $ 26,037   $ 26,378   $ 21,080   $ 14,115   $ 18,399   $ 15,850
                                                     =======    ===================================================